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                                                                 EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of CardioThoracic Systems, Inc., on Form S-8 of our reports dated January 23, 1998 and February 12, 1996, on our audit of the consolidated financial statements of CardioThoracic Systems, Inc. and subsidiary as of January 2, 1998 and December 31, 1996 and for the years then ended and for the period from June 15, 1995 (date of inception) to December 31, 1995, and our audit of the financial statements of Informed Creation (a development stage entity) as of June 14, 1995 and for the period from January 1, 1995 to June 14, 1995, the year ended December 31, 1994, and the cumulative period from November 3, 1993 (date of inception) to June 14, 1995, respectively, which reports are included in the Company's Annual Report on Form 10-K.





                                        COOPERS & LYBRAND L.L.P.


San Jose, California
March 26, 1998